Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated April 22, 2016

LILLY VENTURES FUND I, LLC

By:     /s/ Tiffany R. Benjamin
Name:    Tiffany R. Benjamin
Title:    Authorized Person

ELI LILLY AND COMPANY

By:     /s/ Tiffany R. Benjamin
Name:    Tiffany R. Benjamin
Title:    Assistant Secretary

ARMEN B. SHANAFELT

By:     /s/ Tiffany R. Benjamin
Name:    Tiffany R. Benjamin
Title:    Authorized Person